UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):  March 20, 2020 (March 20, 2020)

OneMain Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36129	27-3379612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 N.W. Second Street,
Evansville, Indiana 47708
(Address of principal executive offices)(Zip Code)

(812) 424-8031
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OMF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

OneMain Holdings, Inc. (the “Company,” “we,” “our” and “us”) is furnishing this Current Report on Form 8-K to discuss how we are taking proactive steps in response to the coronavirus.

We are closely tracking the impact of the coronavirus and are focused on helping our customers and employees through these difficult times. The Company plays a vital role by providing access to credit to over 2.4 million hardworking Americans in 44 states and hundreds of local communities where our approximately 1,500 branches are located. We are ramping up our immediate COVID-19 operational response and closely monitoring trends in our data.  We are confident in our ability to navigate changing market conditions, given the core strengths of our business model, which include:

•
Strong capital and liquidity: We have a strong balance sheet and liquidity profile as a result of numerous actions taken over the last several years to increase conduit lines, deleverage and extend our maturities. As of March 18, 2020, we have approximately $4.4 billion of cash, which we believe is sufficient to run our operations under numerous stress cases through 2021. In addition, we have approximately $6 billion of unencumbered collateral and approximately $3.6 billion of undrawn and committed conduit lines that we can draw on if needed.*

•
Disciplined underwriting: We are actively monitoring the changing economic environment and adjusting our underwriting standards accordingly. We have quickly taken steps to reduce originations in the higher risk categories of lending. We are using our decades of experience and proprietary data to serve our customers while maintaining an appropriately conservative portfolio risk-management program.

•
Continuous stress testing: It is our practice to stress test our portfolio regularly. For the last several years, our underwriting models have incorporated the estimated impacts of a potential downturn, such that we could expect to maintain profitability, even in a 2008/2009 type downturn.

•
Focus on serving our customers: Our top priority is to service and care for our current customers. We are also actively engaged with other lenders to put forward solutions to help our customers through this difficult time. In addition, we have enhanced our borrower assistance programs to ensure that we can help customers who are immediately impacted by the coronavirus.

•
Resilient operating model: All of our teams, both branch and central operations, remain operational today, and we have deployed the appropriate business continuity plans to ensure operational flexibility through any environment, including the ability to work remotely. Our hybrid operating model, with fully scaled branch and central operations teams, can dynamically reroute application and servicing capabilities to service centers and branches across the United States.

We remain focused on our core principles of strong liquidity, disciplined underwriting and serving our customers. We have served working Americans for many decades at scale, through both changing economic conditions and natural disasters. We are taking active and decisive steps in this time of uncertainty and remain committed to the safety of our employees, while also continuing to serve our customers.

*Numbers as of March 18, 2020, unaudited, preliminary and subject to change upon completion of the Company’s closing process. As previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2019, our subsidiaries are party to committed revolving conduit facilities with a total aggregate borrowing capacity of $7.1 billion.  We have drawn down on certain of the conduit facilities, so that a total of approximately $3.6 billion of borrowings are currently outstanding. We elected to draw down on the conduit facilities as a prudential measure in order to increase liquidity and preserve financial flexibility in light of current uncertainty in the global markets resulting from the novel coronavirus pandemic. We note that we had sufficient liquidity prior to taking this action and these borrowings and potential future drawdowns may be used for working capital and other purposes.

The information provided pursuant to this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.  The furnishing of the information provided pursuant to this Item 7.01 is not intended to, and does not, constitute a determination or admission by the Company that the information provided pursuant to this Item 7.01 is material or complete, or that investors should consider such information before making an investment decision with respect to any security of the Company.

Cautionary Note Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent only management’s current beliefs regarding future events. By their nature, forward-looking statements are subject to risks, uncertainties, assumptions, and other important factors that may cause actual results, performance or achievements to differ materially from those expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. We do not undertake any obligation to update or revise these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law.

Forward-looking statements include, without limitation, statements regarding our ability to effectuate and the effectiveness of changes in strategy and operations in response to the novel coronavirus, our ability to successfully navigate the current economic climate, the performance of the Company and the impact of the novel coronavirus and other statements concerning future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Statements preceded by, followed by or that otherwise include the words “anticipates,” “appears,” “are likely,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “would,” “should,” “could,” “may,” or “will” are intended to identify forward-looking  statements. Important factors that could cause actual results, performance or achievements to differ materially from those expressed in or implied by forward-looking statements include, without limitation, the following: adverse changes in general economic conditions, including the interest rate environment and the financial markets; the ongoing impact of the novel coronavirus, including, without limitation, its impact on economic and financial markets, potential regulatory actions related to consumer relief, changes in consumer behaviors and modifications to the Company’s operations relating thereto; and other risks and uncertainties described in the “Risk Factors”  and “Management’s Discussion and Analysis” sections of the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC from time to time.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this document and in the reports we file with the SEC, including our 2019 Annual Report on Form 10-K filed with the SEC, that could cause actual results to differ before making an investment decision to purchase our securities. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEMAIN HOLDINGS, INC.

	By:	/s/ Micah R. Conrad
	Name:	Micah R. Conrad
	Title:	Executive Vice President and Chief Financial Officer

Date: March 20, 2020